CarParts.com Reports Fourth Quarter and Fiscal Year 2025 Results

LOS ANGELES, Calif. – March 5th, 2026 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the fourth quarter and fiscal year ended January 3, 2026.

Fiscal Year 2025 (53 weeks) Summary vs. Fiscal Year 2024 (52 weeks)

●	Closed $35.7 million strategic investment from A-Premium, ZongTeng Group, and CDH Investments.
●	Net sales decreased 7% to $547.5 million.
●	Gross profit of $179.3 million vs. $196.7 million, with gross margin of 32.8%.
●	Net loss was ($50.4) million, or ($0.82) per share, compared to a net loss of ($40.6) million, or ($0.71) per share.
●	Adjusted EBITDA of ($14.0) million vs. $(7.1) million.
●	Cash of $25.8 million and inventory of $95.2 million as of January 3, 2026.
●	Our mobile app has cumulative net downloads of 1.3 million.

Fourth Quarter 2025 (14 weeks) Summary vs. Year-Ago Quarter (13 weeks)

●	Net sales decreased to $120.4 million, down 10% year-over-year.
●	Gross profit of $39.9 million vs. $43.4 million, with gross margin of 33.2% vs. 32.5%.
●	Net loss was ($11.6) million, or ($0.17) per share, compared to a net loss of ($15.4) million, or ($0.27) per share.
●	Adjusted EBITDA of ($2.2) million vs. ($6.8) million.

Management Commentary

David Meniane, Chief Executive Officer, commented: "In 2025, we closed a $35.7 million strategic investment, completed a full cost structure reset, and built an operating model delivering results every quarter. Our A-Premium partnership is at a $35 million annual revenue run rate — with a clear path to $50 million near-term and eventually exceeding $100 million at attractive contribution margins — without requiring us to carry the inventory or working capital.

The evidence is in the results. Q4, historically our weakest quarter, was stronger than Q3 — marking four consecutive quarters of improvement in contribution margin, fixed operating expenses, and adjusted EBITDA. In Q4, adjusted EBITDA improved nearly $5 million year over year and gross margin expanded 70 basis points to 33.2%. Marketing efficiency improved close to 300 basis points between Q1 and Q4.

Retention channel revenue, such as email and SMS, increased from 6.7% to over 10% of ecommerce revenue, and our mobile app represented over 13%, up from 7.8% in the prior-year period.

On costs, we consolidated our Virginia warehouse operations into our four remaining facilities, leveraged our ZongTeng partnership, and transitioned our Manila operations to Lean Solutions Group. Those actions are complete, and the company today is leaner, more focused, and built for our current revenue scale.

Our path to free cash flow is not dependent on a demand rebound. It's driven by higher contribution margins, a materially lower fixed cost base, and improving capital efficiency through our partnerships. This is an execution story, not a turnaround narrative."

Fiscal Year 2025 Financial Results

Fiscal year 2025 included 53 weeks compared to 52 weeks in fiscal year 2024.

Net sales in fiscal year 2025 were $547.5 million, down 7% from $588.8 million in fiscal year 2024. The decrease was primarily driven by the Company’s efforts to increase profitability by rationalizing marketing spend.

Gross profit was $179.3 million in fiscal year 2025 compared to $196.7 million in fiscal year 2024, with gross margin decreasing 60 basis points to 32.8%. The decrease was primarily driven by product mix and the impact of tariffs, partially offset by pricing increases.

Total operating expenses in fiscal year 2025 were $228.2 million compared to $237.4 million in fiscal year 2024. The decrease was primarily driven by favorable payroll costs due to headcount reductions and favorable marketing spend, partially offset by the impairment loss on long-lived assets.

Net loss in fiscal year 2025 was ($50.4) million compared to a net loss of ($40.6) million in fiscal year 2024, primarily driven by lower net sales and an impairment loss on long-lived assets, partially offset by lower operating expenses, including favorable payroll costs and marketing spend.

Adjusted EBITDA in fiscal year 2025 was ($14.0) million compared to ($7.1) million in fiscal year 2024.

On January 3, 2026, the Company had a cash balance of $25.8 million, $25.2 million convertible notes payable balance and no revolver loan balance, compared to a $36.4 million cash balance, no revolver loan balance and no convertible notes payable balances at prior fiscal year-end December 28, 2024.

Fourth Quarter 2025 Financial Results

Fourth quarter 2025 included 14 weeks compared to 13 weeks in the fourth quarter of 2024.

Net sales in the fourth quarter of 2025 were $120.4 million, down 10% from the year-ago quarter.

Gross profit in the fourth quarter was $39.9 million compared to $43.4 million, with gross margin increasing 70 basis points to 33.2%.

Total operating expenses in the fourth quarter were $51.2 million compared to $58.9 million in the year-ago quarter.

Net loss in the fourth quarter was ($11.6) million compared to a net loss of ($15.4) million in the year-ago quarter.

Adjusted EBITDA in the fourth quarter was ($2.2) million compared to ($6.8) million in the year-ago quarter.

Conference Call

CarParts.com CEO David Meniane and Interim CFO Mark DiSiena will host a conference call today to discuss the results.

Date: Thursday, March 5, 2026

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-led ecommerce company offering over 1.5 million quality automotive parts and accessories. Operating for over 30 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more. For more information, visit CarParts.com.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest expense (income), net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) impairment of long-lived assets; (f) share-based compensation expense; (g) workforce transition costs; (h) distribution center costs; and (i) strategic alternatives exploration costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net sales	$120.43	$133.54	$547.53	$588.85
Gross profit	$39.95	$43.45	$179.35	$196.74
	33.2%	32.5%	32.8%	33.4%
Operating expense	$51.22	$58.92	$228.22	$237.37
	42.5%	44.1%	41.7%	40.3%
Net loss	$(11.56)	$(15.42)	$(50.44)	$(40.60)
	(9.6)%	(11.5)%	(9.2)%	(6.9)%
Adjusted EBITDA	$(2.17)	$(6.83)	$(14.01)	$(7.06)
	(1.8)%	(5.1)%	(2.6)%	(1.2)%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net loss	$(11,564)	$(15,418)	$(50,443)	$(40,601)
Depreciation and amortization	4,919	5,539	20,621	18,975
Amortization of intangible assets	10	88	50	121
Interest expense (income), net	219	(61)	814	(301)
Income tax provision	73	7	362	267
EBITDA	$(6,343)	$(9,845)	$(28,596)	$(21,539)
Stock compensation expense	$674	$3,018	$8,108	$11,985
Workforce transition costs(1)	(189)	—	1,468	617
Distribution center costs(2)	—	—	393	1,882
Strategic alternatives exploration costs(3)	—	—	929	—
Impairment of long-lived assets(4)	3,690	—	3,690	—
Adjusted EBITDA	$(2,168)	$(6,827)	$(14,008)	$(7,055)

(1)	We incurred workforce transition costs, primarily related to severance, mainly as part of our recent workforce reductions in the fiscal year ended December 28, 2024 and in the second quarter of 2025. In the fourth quarter of 2025, we reversed severance expense that was previously recorded in the second quarter of 2025.
(2)	In 2024, we incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center. In the third quarter of 2025, we recorded a $393 loss on early lease termination in connection with a lease termination agreement related to the closure of our Virginia distribution center.
(3)	We incurred certain costs, primarily legal and advisor costs, attributable to our exploration of strategic alternatives in 2025.
(4)	In 2025, we recorded an impairment loss on our long-lived assets. For further information, refer to “Note 3 – Property and Equipment, Net” in the Notes to the Consolidated Financial Statements included in Part II, Item 8, of the Form 10-K.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(In Thousands, Except Per Share Data)

	Fiscal Year Ended
	January 3,	December 28,
	2026	2024
Net sales	$547,525	$588,846
Cost of sales (1)	368,177	392,107
Gross profit	179,348	196,739
Operating expense	228,223	237,374
Loss from operations	(48,875)	(40,635)
Other income (expense):
Other income, net	493	1,466
Interest expense	(1,699)	(1,165)
Total other (expense) income, net	(1,206)	301
Loss before income taxes	(50,081)	(40,334)
Income tax provision	362	267
Net loss	(50,443)	(40,601)
Other comprehensive gain:
Foreign currency adjustments	—	87
Actuarial gain on defined benefit plan	168	185
Total other comprehensive gain	168	272
Comprehensive loss	$(50,275)	$(40,329)
Net loss per share:
Basic and diluted net loss per share	$(0.82)	$(0.71)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	61,195	57,026

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value Data)

	January 3,	December 28,
	2026	2024
ASSETS
Current assets:
Cash and cash equivalents	$25,821	$36,397
Accounts receivable, net	7,061	6,098
Inventory, net	95,180	90,353
Other current assets	6,996	6,020
Total current assets	135,058	138,868
Property and equipment, net	20,191	32,206
Right-of-use - assets - operating leases, net	18,586	26,682
Right-of-use - assets - finance leases, net	7,233	10,765
Other non-current assets	3,788	2,053
Total assets	$184,856	$210,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,884	$60,365
Accrued expenses	24,642	16,083
Right-of-use - obligation - operating, current	4,858	5,810
Right-of-use - obligation - finance, current	2,767	3,471
Other current liabilities	4,090	4,694
Total current liabilities	81,241	90,423
Convertible notes payable	25,161	—
Right-of-use - obligation - operating, non-current	15,771	23,203
Right-of-use - obligation - finance, non-current	6,082	8,842
Other non-current liabilities	3,125	2,931
Total liabilities	131,380	125,399
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 70,048 and 57,454 shares issued and outstanding as of January 3, 2026 and December 28, 2024 (of which 3,786 are treasury stock)	65	61
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	344,118	325,546
Accumulated other comprehensive income	1,223	1,055
Accumulated deficit	(280,018)	(229,575)
Total stockholders’ equity	53,476	85,175
Total liabilities and stockholders' equity	$184,856	$210,574

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Fiscal Year Ended
	January 3,	December 28,
	2026	2024
Operating activities
Net loss	$(50,443)	$(40,601)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	20,621	18,975
Amortization of intangible assets	50	121
Impairment of long-lived assets	3,690	—
Noncash interest expense	161	—
Share-based compensation expense	8,108	11,985
Stock awards issued for non-employee director service	55	43
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	10
Gain from disposition of assets	—	(70)
Amortization of deferred financing costs	206	65
Loss on early lease termination	393	—
Changes in operating assets and liabilities:
Accounts receivable	(964)	1,267
Inventory	(4,828)	38,547
Other current assets	(989)	102
Other non-current assets	(1,994)	1,168
Accounts payable and accrued expenses	(7,672)	(21,187)
Other current liabilities	(603)	(615)
Right-of-use obligation - operating leases - current	(407)	1,514
Right-of-use obligation - operating leases - long-term	178	(1,131)
Other non-current liabilities	362	145
Net cash (used in) provided by operating activities	(34,076)	10,338
Investing activities
Additions to property and equipment	(7,961)	(20,573)
Payments for intangible assets	—	(76)
Proceeds from sale of property and equipment	64	92
Net cash used in investing activities	(7,897)	(20,557)
Financing activities
Borrowings from revolving loan payable	20,675	229
Payments made on revolving loan payable	(20,675)	(229)
Proceeds from convertible notes payable	25,000	—
Payments on finance leases	(3,444)	(4,311)
Net proceeds from issuance of common stock for ESPP	173	359
Proceeds from issuance of common stock	10,733	—
Payment of issuance costs - common stock	(383)	—
Statutory tax withholding payment for share-based compensation	(682)	(470)
Net cash provided by (used in) financing activities	31,397	(4,422)
Effect of exchange rate changes on cash	—	87
Net change in cash and cash equivalents	(10,576)	(14,554)
Cash and cash equivalents, beginning of period	36,397	50,951
Cash and cash equivalents, end of period	$25,821	$36,397
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$12,857
Accrued asset purchases	$404	$502
Share-based compensation expense capitalized in property and equipment	$835	$746
Accrued issuance costs - purchase agreement	$550	$—
Supplemental disclosure of cash flow information:
Cash (received) paid during the period for income taxes	$(93)	$178
Cash paid during the period for interest	$1,499	$1,165
Cash received during the period for interest	$885	$1,466